Exhibit 10.1

EXECUTION VERSION

SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this “Sixth Amendment”), dated as of December 1, 2014, among ALERE INC., a Delaware corporation (the “Borrower”), each of the Guarantors (as defined in the Credit Agreement referred to below) party hereto, the Lenders (as defined in the Credit Agreement referred to below) party hereto and GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, is made with reference to that certain Credit Agreement, dated as of June 30, 2011 (as amended, modified or supplemented through, but not including, the date hereof, the “Credit Agreement”), by and among the Borrower, the Lenders, the Administrative Agent and the other parties thereto. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and each Lender party hereto desire to amend the Credit Agreement and to consent to certain transactions thereunder, in each case as provided herein;

NOW, THEREFORE, it is agreed:

I.	Amendments and Modifications to Credit Agreement.

1. The definition of “Change of Control” appearing in Section 1.1 of the Credit Agreement is hereby amended by inserting the text “(including in any documents relating to any Permitted Refinancing of any Existing Notes)” immediately after the text “any Existing Notes Indenture” contained therein.

2. The definitions of “Permitted Additional Debt” and “Permitted Refinancing” appearing in Section 1.1 of the Credit Agreement are each hereby amended by (i) deleting the word “and” appearing immediately after the text “acceleration rights after an event of default,” appearing in clause (b) of each such definition and (ii) inserting the text “, and (z) in the case of Indebtedness that is convertible into shares of the Borrower’s Stock, customary repurchase obligations in connection with a “Fundamental Change” or “Termination of Trading” or any term of similar effect, as defined in any documents relating to such Indebtedness” immediately after the text “at the sole option of the Borrower” appearing in clause (b) of each such definition.

3. The definition of “Permitted Refinancing” appearing in Section 1.1 of the Credit Agreement is hereby further amended by inserting the text “(including Indebtedness issued in exchange for)” immediately before the words “Permitted Indebtedness” in the third line thereof.

4. The definition of “Pro Forma Transaction” appearing in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “or” appearing immediately after the text “Section 8.4(e), (f), (g)” appearing in clause (iv) thereof and inserting a comma in lieu thereof and (ii) inserting the text “, (i) or (j)” immediately before the text “, together with each other transaction relating thereto” appearing in clause (iv) thereof.

5. The definitions of “Scheduled A Term Loan Maturity Date”, “Scheduled B Term Loan Maturity Date”, “Scheduled Delayed Draw Term Loan Maturity Date”, “Scheduled Incremental B-1 Term Loan Maturity Date”, “Scheduled Incremental B-2 Term Loan Maturity Date” and “Scheduled Revolving Credit Termination Date” appearing in Section 1.1 of the Credit Agreement are each hereby amended by inserting the following text immediately after the text “(including any remaining scheduled interest payments) and in full at maturity” appearing in clause (y) of each such definition:

“or in connection with any tender offer for, repurchase of or other satisfaction or repayment of such Existing Notes permitted under this Agreement so long as the remaining funds on deposit in such Cash Collateral Account are sufficient to satisfy any remaining scheduled interest payments thereon and to repay the principal, interest and any other cash payment obligations on the relevant Existing Notes in full at maturity (it being understood that (i) to the extent that the amount of such funds on deposit at any time shall exceed the aggregate amount of the remaining outstanding obligations, such excess amount shall be remitted to the Borrower at its written request and so long as no Default or Event of Default then exists or would result therefrom and (ii) the Borrower shall have no obligation to deposit any shares of its common stock that could become issuable upon any possible conversion of the Existing 2016 Subordinated Convertible Notes into such common stock prior to maturity)”.

6. Section 1.1 of the Credit Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

“Alere Health Membership Interest Purchase Agreement” means the Membership Interest Purchase Agreement, dated as of October 27, 2014, by and among OptumHealth Care Solutions, Inc., a Minnesota corporation, Alere Health, LLC, a Delaware limited liability company, and the Borrower.

“Alere Health Sale” means the Sale of Alere Health, LLC and certain of its Subsidiaries to OptumHealth Care Solutions, Inc. pursuant to, and in accordance with, the terms and conditions of the Alere Health Membership Interest Purchase Agreement (as in effect as of the Sixth Amendment Effective Date and as the same may be amended, modified or supplemented thereafter in a manner not adverse to the interests of the Lenders in any material respect).

“BioNote Sale” means the Sale of BioNote, Inc. pursuant to, and in accordance with, the terms and conditions of that certain Sale and Purchase Agreement, dated as of October 24, 2014, between Standard Diagnostics, Inc. and Dr. Young-Shik Cho (as in effect as of the Sixth Amendment Effective Date and as the same may be amended, modified or supplemented thereafter in a manner not adverse to the interests of the Lenders in any material respect).

“Sixth Amendment” means the Sixth Amendment to Credit Agreement, dated as of December 1 2014, among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Sixth Amendment Effective Date” means the date on which the Sixth Amendment became effective pursuant to the terms thereof.

7. The last sentence of Section 1.3(a) of the Credit Agreement is hereby amended and restated as follows:

“In addition, to the extent that (x) the obligations in respect of any issue of Existing Notes, any Permitted Additional Debt or any Permitted Refinancing of any of the foregoing (including all interest that will accrue thereon through the relevant redemption or maturity date) and the relevant indenture governing such Indebtedness are defeased or satisfied and discharged in accordance with the terms of such indenture or (y) in the case of any Existing Notes, cash is deposited as security for the benefit of the Secured Parties in an amount sufficient to repay in full such Indebtedness at maturity as provided for in the definition of Scheduled A Term Loan Maturity Date, Scheduled B Term Loan Maturity Date, Scheduled Delayed-Draw Term Loan Maturity Date, Scheduled Revolving Credit Termination Date, Scheduled Incremental B-1 Term Loan Maturity Date or Scheduled Incremental B-2 Term Loan Maturity Date, respectively, then, in any case, such Indebtedness will not be considered outstanding for purposes of this Agreement (including any of the covenants or other provisions in Articles V or VIII).”

8. Section 2.8(c) of the Credit Agreement is hereby amended by (i) inserting the following new text immediately following the text “to the extent the Net Cash Proceeds thereof exceed $20,000,000 in any fiscal year”:

“(it being understood and agreed, however, that such $20,000,000 aggregate exclusion shall not apply to any of the Net Cash Proceeds from the Alere Health Sale or the BioNote Sale, all of which Net Cash Proceeds shall be subject to the provisions of this Section 2.8(c));” and

(ii) inserting the following new text immediately following the text “any Group Member may make Permitted Reinvestments with such Net Cash Proceeds”:

“(other than Net Cash Proceeds received in connection with the Alere Health Sale and the BioNote Sale, which Net Cash Proceeds (or an amount equal thereto) shall, (x) in the case of the Alere Health Sale, within three Business Days of receipt by the Borrower or any Subsidiary thereof and (y) in the case of the BioNote Sale, no later than December 15, 2014, in each case, be paid or caused to be paid to the Administrative Agent to be applied to the Obligations in accordance with Section 2.12(b))”.

9. Section 2.12(b) of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

“; provided, however, (x) with respect to the first $170,000,000 of principal repayments required to be made pursuant to Section 2.8(c) in connection with the Alere Health Sale, such principal prepayments may, at the Borrower’s option and upon written notice to the Administrative Agent, first be applied toward the repayment of the outstanding principal balance of any Revolving Loans and Swing Loans (without any reduction in the Revolving Credit Commitments) and (y) with respect to the remaining principal repayments required to be made pursuant to Section 2.8(c) in connection with the Alere Health Sale (including, for the avoidance of doubt, any amounts not elected to be applied toward the Revolving Loans and Swing Loans pursuant to preceding clause (x)), such principal prepayments shall be applied as provided above in this Section 2.12(b) without regard to this proviso”.

10. Section 8.4 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (g) thereof, (ii) deleting the period appearing at the end of clause (h) thereof and inserting a semi-colon in the lieu thereof and (iii) inserting the following new clauses (i) and (j) at the end thereof:

“(i) the consummation of the Alere Health Sale, so long as (i) 100% of the purchase price consideration in respect thereof is paid in cash and, other than with respect to any post-closing adjustments relating to working capital, cash balances and indebtedness as provided in the Alere Health Membership Interest Purchase Agreement, is paid at the time of the consummation of the Alere Health Sale and (ii) 100% of the Net Cash Proceeds therefrom (or an amount equal thereto) are, within three Business Days of receipt by the Borrower or any Subsidiary thereof, paid or caused to be paid to the Administrative Agent to be applied to the Obligations in accordance with Section 2.12(b) (it being understood and agreed that any and all cash “Transaction Expenses” (as defined in the Alere Health Membership Interest Purchase Agreement) for which the Borrower or any of its Subsidiaries are liable (whether payable before, at or after the closing of the Alere Health Sale) shall be deducted in the determination of the Net Cash Proceeds of the Alere Health Sale); and

(j) the consummation of the BioNote Sale, so long as (i) 100% of the purchase price consideration in respect thereof is paid in cash and, other than for any post-closing working capital adjustments, is paid at the time of the consummation of the BioNote Sale and (ii) 100% of the Net Cash Proceeds therefrom (or an amount equal thereto) are, no later than December 15, 2014, paid or caused to be paid to the Administrative Agent to be applied to the Obligations in accordance with Section 2.12(b).”

11. Section 8.6(a) of the Credit Agreement is hereby amended and restated as follows:

“(a) prepay, purchase, redeem, repurchase, defease or otherwise satisfy prior to any scheduled maturity or amortization thereof (or set apart any property for such purpose), or otherwise repay at any time and from time to time (each a “Restricted Debt Payment”), up to $150,000,000 in aggregate principal amount outstanding under the Existing 2016 Subordinated Convertible Notes (including in conjunction with any conversion, exchange or other transaction with respect thereto permitted under Section 8.6(b) and/or any refinancing thereof permitted under Section 8.6(c)), together with (i) any applicable redemption, repurchase, prepayment, tender offer, conversion, exchange, make-whole or other similar premiums or payments in connection therewith (whether payable in cash, Borrower common stock or other consideration otherwise permitted hereunder) and (ii) any consent or similar fees relating to any amendments or other changes in the terms of the Existing 2016 Subordinated Convertible Notes in connection therewith (or otherwise (A) defease or satisfy and discharge principal amounts outstanding thereunder in accordance with the terms of the Existing Notes Documents relating thereto or (B) deposit cash as security for the benefit of the Secured Parties, in either case in accordance with the applicable Maturity Date definition contained herein) so long as (i) the Borrower shall be in compliance with the financial covenants set forth in Article V on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on such day (after giving effect to (x) such Restricted Debt Payment, (y) such defeasance or satisfaction and discharge in accordance with the respective terms of the applicable Existing Notes Documents or (z) such deposit of cash as security for the benefit of the Secured Parties) and (ii) as of the date of (x) such Restricted Debt Payment, (y) such defeasance or satisfaction and discharge in accordance with the respective terms of the applicable Existing Notes Documents or (z) such deposit of cash as security for the benefit of the Secured Parties, and after giving effect thereto on such date, no Default or Event of Default shall be continuing;”.

12. Section 8.6(c) of the Credit Agreement is hereby amended and restated as follows:

“(c) so long as no Default or Event of Default then exists or would result therefrom, refinance all or any portion of any Junior Indebtedness with the proceeds of, or by exchange into Indebtedness constituting, a Permitted Refinancing in respect thereof or an issuance of Permitted Additional Debt, in each case in accordance with, and as permitted by the terms of Section 8.1;”.

II.	Miscellaneous Provisions.

1. Representations and Warranties. To induce the Administrative Agent and the Lenders to enter into this Sixth Amendment, each Loan Party represents and warrants to the Administrative Agent and the Lenders on and as of the Sixth Amendment Effective Date that:

(a) The execution, delivery and performance by the Borrower and each Guarantor of this Sixth Amendment and the performance of the Credit Agreement, as amended by this Sixth Amendment (the “Amended Credit Agreement”), and the acknowledgment of this Sixth Amendment by the other Loan Parties signatory hereto: (i) are within each such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action, (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, any material Contractual Obligation of any Loan Party or any of their respective Subsidiaries, other than those which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of their respective Subsidiaries and (iii) do not require any Loan Party or any of their respective Subsidiaries to obtain any Permit from, or make any filing with, any Governmental Authority or obtain any consent from, or notice to, any Person, other than as has been obtained and made on or prior to the Sixth Amendment Effective Date and which remains in full force and effect on the Sixth Amendment Effective Date except where the failure to obtain any such Permit, make any such filing or obtain any such consent could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) This Sixth Amendment has been duly executed and delivered by or on behalf of the Borrower and acknowledged by each other Loan Party.

(c) Each of this Sixth Amendment and the Amended Credit Agreement is the legal, valid and binding obligation of the Borrower and is enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

(d) No Default or Event of Default has occurred and is continuing on the Sixth Amendment Effective Date or would occur after giving effect to this Sixth Amendment.

(e) No action, claim or proceeding is now pending or, to the knowledge of any Loan Party, threatened against such Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Loan Party’s right or power to enter into or perform any of its obligations under this Sixth Amendment, the Amended Credit Agreement or any other Loan Document to which it is or will be, a party, or the validity or enforceability of this Sixth Amendment, the Amended Credit Agreement or any other Loan Document or any action taken thereunder, or (ii) has a reasonable risk of being determined adversely to such Loan Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect.

2. No Waivers/Consents/Amendments. Except as expressly provided herein, (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, and (b) this Sixth Amendment shall not be deemed a waiver or modification of any other term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

3. Affirmation of Obligations. Subject to paragraph II.6 below, each of the Loan Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations under the Guaranty and Security Agreement, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof, in each case after giving effect to this Sixth Amendment.

4. Costs and Expenses. The Borrower hereby reconfirms its obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse the Administrative Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Sixth Amendment and all other documents and instruments delivered in connection herewith.

5. Amendment Effectiveness. This Sixth Amendment shall become effective on the date on which each of the following conditions shall have been satisfied (the “Sixth Amendment Effective Date”):

(a) Amendment. The Administrative Agent shall have received copies of signature pages to this Sixth Amendment, duly executed and delivered (including by way of facsimile or other electronic transmission) by the Administrative Agent, the Borrower, the Required Term Loan Lenders, the Required Revolving Credit Lenders and the Required Lenders, and acknowledged by each of the other Loan Parties, with originals to follow promptly thereafter, c/o White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: Corinne Milliken and Casey Ferber (facsimile number: 212-354-8113 / email address: AlereAmendment@whitecase.com).

(b) Payment of Fees, Costs and Expenses. The Borrower shall have paid, by wire transfer of immediately available funds:

(i) to the Administrative Agent and its Affiliates, all costs, fees and expenses owing in connection with this Sixth Amendment and the other Loan Documents and due to the Administrative Agent and its Affiliates to the extent invoiced (in the case of costs and expenses) at least two Business Days prior to the Sixth Amendment Effective Date;

(ii) to the Administrative Agent, for the account of each Lender that has delivered to the Administrative Agent (or its counsel) an executed counterpart of the Sixth Amendment on or prior to 2:00 p.m., New York City time, on November 25, 2014, a fee (collectively, the “Sixth Amendment Fee”) in an amount equal to 0.05% of the sum of (i) the aggregate principal amount of all Term Loans of such Lender outstanding on the Sixth Amendment Effective Date and (ii) the Revolving Credit Commitment of such Lender as in effect on the Sixth Amendment Effective Date; and

(iii) to White & Case LLP, as counsel to the Administrative Agent, all fees and expenses of White & Case LLP in connection with the Loan Documents and this Sixth Amendment to the extent invoiced at least two Business Days prior to the Sixth Amendment Effective Date.

(c) No Default; Representations and Warranties. (i) No Default or Event of Default shall have occurred and be continuing or would occur after giving effect to this Sixth

Amendment and (ii) the representations and warranties made by or on behalf of the Borrower and each other Loan Party in this Sixth Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Sixth Amendment Effective Date (it being understood that (x) any representation or warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) as of such specified date).

(d) Officer’s Certificate. The Borrower shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of the Borrower certifying that the conditions set forth in preceding clause (c) have been satisfied as of the Sixth Amendment Effective Date.

6. Release. The Administrative Agent and the Lenders party hereto hereby confirm and agree that, in connection with the Alere Health Sale (as defined above), (i) all Liens of the Administrative Agent or any other Secured Party created by or under the Loan Documents in the Stock or Property of Alere Health, LLC or any of its Subsidiaries sold in the Alere Health Sale shall be (and be deemed to be) automatically terminated and released concurrently with the consummation of the Alere Health Sale, and (ii) each of Alere Health, LLC and such Subsidiaries, to the extent constituting a Guarantor, shall be released from its obligations (and all liens on its assets shall be released) under the Guaranty and Security Agreement, the Intellectual Property Security Agreement and the other Loan Documents, and the Administrative Agent (on behalf of the Lenders and other Secured Parties) shall execute and deliver all such documents, make all such Uniform Commercial Code or other filings, and take all such other actions as may be reasonably requested by (and at the expense of) the Borrower (and without recourse to, and without any representation or warranty by, the Administrative Agent) to evidence or effect the releases referenced above as of the time of the consummation of the Alere Health Sale.

7. Governing Law. This Sixth Amendment, and the rights and obligations of the parties hereto, shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

8. Counterparts. This Sixth Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Sixth Amendment as of the date first above written.

ALERE INC.

By:	/s/ David Teitel
	Name:	David Teitel
	Title:	CFO, VP & Treasurer

[Signature Page to Alere Sixth Amendment]

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender, as L/C Issuer, as Swingline Lender and as Administrative Agent

By:	/s/ Andrew Moore
	Name:	Andrew D. Moore
	Title:	Duly Authorized Signatory

[Signature Page to Alere Sixth Amendment]

SIGNATURE PAGE TO THE SIXTH AMENDMENT TO CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG ALERE INC., THE GUARANTORS PARTY THERETO, THE LENDERS PARTY THERETO AND GENERAL ELECTRIC CAPITAL CORPORATION, AS ADMINISTRATIVE AGENT

[NAME OF LENDER]

By:
Name:
Title:

For any Lender requiring a second signature line:

By:
Name:
Title:

Principal amount of Revolving Credit Commitments held by Lender:

$

Principal amount of A Term Loan held by Lender:

$

Principal amount of B Term Loan held by Lender:

$

Principal amount of Delayed-Draw Term Loan held by Lender:

$

[Signature Page to Alere Sixth Amendment]

ACKNOWLEDGED AND AGREED:

ALERE ANALYTICS, INC.

ALERE HEALTH IMPROVEMENT COMPANY

ALERE HEALTH, LLC

ALERE HEALTHCARE OF ILLINOIS, INC.

ALERE HOLDCO, INC.

ALERE HOME MONITORING, INC.

ALERE INTERNATIONAL HOLDING CORP.

ALERE NORTH AMERICA, LLC.

ALERE SAN DIEGO, INC.

ALERE SCARBOROUGH, INC.

ALERE US HOLDINGS, LLC

ALERE WELLBEING, INC.

ALERE WELLOLOGY, INC.

AMEDITECH INC.

BIOSITE INCORPORATED

ESCREEN, INC.

FIRST CHECK DIAGNOSTICS LLC

INNOVACON, INC.

INVERNESS MEDICAL, LLC

PEMBROOKE OCCUPATIONAL HEALTH, INC.

QUALITY ASSURED SERVICES, INC.

REDWOOD TOXICOLOGY LABORATORY, INC.

RTL HOLDINGS, INC.

SELFCARE TECHNOLOGY, INC.

SPDH, INC.

ZYCARE, INC.

By:	/s/ David Teitel
Name:	David A. Teitel
Title (respectively): President and Treasurer, Vice President, Finance, Vice President & Treasurer, Vice President, Finance & Treasurer, President and Treasurer, Vice President, Finance, President, Vice President, Finance, Vice President, Finance, Vice President, Finance, President, Vice President, Finance & Treasurer, Vice President, Finance, Chief Financial Officer, Vice President, Finance, Treasurer, Vice President, Finance, Vice President, Finance, Vice President, Finance, Treasurer, Vice President, Finance, Vice President, Finance, Vice President, Finance, Vice President, Finance, President, Chief Financial Officer and Treasurer

[Signature Page to Alere Sixth Amendment]

ALERE CONNECT, LLC ALERE INFORMATICS, INC. ALERE TOXICOLOGY SERVICES, INC. GLOBAL ANALYTICAL DEVELOPMENT LLC IONIAN TECHNOLOGIES, LLC STANDING STONE, LLC

By:	/s/ Ellen V. Chiniara
Name:	Ellen V. Chiniara
Title:	Secretary

ALERE TOXICOLOGY, INC. ATS LABORATORIES, INC. AVEE LABORATORIES INC. INSTANT TECHNOLOGIES, INC. LABORATORY SPECIALISTS OF AMERICA, INC.

By:	/s/ Jay McNamara
Name:	Jay McNamara
Title:	Assistant Secretary

ALERE OF NEW YORK, INC. ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC

By:	/s/ Craig Keyes
Name:	Craig Keyes
Title:	President & Chief Executive Officer

[Signature Page to Alere Sixth Amendment]